UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 20, 2008

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531	06-159-7083
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 20, 2008, General Maritime Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among the Company, Galileo Holding Corporation (“Galileo Holding”), the Lenders party from time to time thereto, Nordea Bank Finland PLC, New York Branch, as Administrative Agent and Collateral Agent, and Nordea Bank Finland PLC, New York Branch, HSH Nordbank AG, and DNB Nor Bank ASA, New York Branch, as Joint Lead Arrangers and Joint Book Runners. The Amended Credit Agreement is attached hereto as Exhibit 10.1.
     The Amended Credit Agreement was entered into in order to give effect to the proposed transaction (the “Proposed Transaction”) contemplated by the Agreement and Plan of Merger and Amalgamation (the “Merger Agreement”), dated as of August 5, 2008, by and among Arlington Tankers Ltd. (“Arlington”), Galileo Holding, Archer Amalgamation Limited, Galileo Merger Corporation and the Company.
     Under the Amended Credit Agreement, if the Proposed Transaction is consummated, and subject to the satisfaction of a number of other conditions (including completion of the pledge by Galileo Holding of its equity interests in the Company as described below, delivery of amended vessel mortgages, and completion of other definitive documentation), the Company’s existing 2005 Credit Agreement, as amended to date, will be amended and restated in its entirety, and will reflect the following changes:
•	the Company will pay a non-refundable upfront fee in an amount equal to 0.10% of the amount of each lender’s commitment for each lender who executes the Amended Credit Agreement, which fee shall be earned by, and payable, to each of the commitment parties on the closing date of the Proposed Transaction;
•	the definition of the term “EBITDA,” as used in the financial covenants, will be revised to give pro forma effect to the Proposed Transaction;
•	the applicable margin will be increased to 100 basis points without any other adjustments;
•	Galileo Holding will provide a guarantee and pledge its equity interests in the Company;
•	the covenants in the Amended Credit Agreement will generally apply to Galileo Holding and all of its subsidiaries (including the Company, Arlington and their respective subsidiaries);
•	all financial covenants in the Amended Credit Agreement will be tested with respect to Galileo Holding and its subsidiaries on a consolidated basis;
•	the shareholder payments covenant will apply to dividends and other distributions, including stock buy-backs, in respect of shares of Galileo Holding common stock, and will permit the Company, as a subsidiary of Galileo Holding, to pay dividends to Galileo Holding;
•	the portion of the dividend covenant that currently allows the Company to pay dividends at a rate of up to $0.50 per share of its common stock per quarter will allow Galileo Holding to pay dividends on shares of its common stock at up to the same rate;
•	the portion of the dividend covenant that currently allows the Company to pay additional dividends, including stock buy-backs, in an aggregate amount not to exceed the sum of $150 million plus 50% of cumulative net excess cash flow after February 16, 2007 will allow Galileo Holding to pay such additional dividends in an aggregate amount not to exceed the sum of $150 million plus 50% of cumulative net excess cash flow after January 1, 2007; and
•	certain representations and warranties will be revised to reflect changes, including the structure of the resulting entities, following the consummation of the Proposed Transaction.

     If the Proposed Transaction is not consummated or the conditions precedent specified in the Amended Credit Agreement are not satisfied, the Amended Credit Agreement will be of no force or effect, and the Company’s existing 2005 Credit Agreement, as amended to date, will remain in effect until maturity, scheduled to occur in 2012.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the important factors that, in the Company’s and Arlington’s view, could cause actual results to differ materially from the forward looking statements contained in this document are the following: the ability to obtain the approval of the transaction by the Company’s and Arlington’s shareholders; the ability to satisfy conditions to the transaction on the proposed terms and timeframe; the ability to realize the expected benefits to the degree, in the amounts or in the timeframe anticipated; the ability to integrate Arlington’s businesses with those of the Company in a timely and cost-efficient manner; changes in demand; a material decline in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs, including, without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the Company’s or Arlington’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, the combined company’s anticipated drydocking or maintenance and repair costs); changes in the itineraries of the Company’s or Arlington’s vessels; the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s agreements to acquire vessels; and other factors listed from time to time in the Company’s or Arlington’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Company’s subsequent reports on Form 10-Q and Form 8-K, and Arlington’s Annual Report on Form 10-K, as amended on October 10, 2008, for the year ended December 31, 2007, and Arlington’s subsequent reports on Form 10-Q, Form 10-Q/A, and Form 8-K. The Company and Arlington disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
Important Additional Information About This Transaction Will Be Filed With The SEC
     In connection with the proposed transaction, Galileo Holding has filed a Registration Statement on Form S-4 with the SEC on August 28, 2008, as amended on October 3, 2008, which includes a preliminary Joint Proxy Statement/Prospectus. The Company and Arlington will mail to their respective shareholders the definitive Joint Proxy Statement/Prospectus in connection with the proposed transaction. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus regarding the proposed transaction carefully because it contains important information about the Company, Arlington, the proposed transaction and related matters. You may obtain a free copy of the Joint Proxy Statement/Prospectus and other related documents filed by the Company, Arlington and Galileo Holding with the SEC at the SEC’s website at www.sec.gov. The Joint Proxy Statement/Prospectus and the other documents may also be obtained for free by accessing the Company’s website at www.generalmaritimecorp.com or by accessing Arlington’s website at www.arlingtontankers.com.
     The Company and Arlington, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Arlington’s directors and executive officer is contained in Arlington’s Annual Report on Form 10-K, as amended on October 10, 2008, for the fiscal year ended December 31, 2007 and its proxy statement dated April 23, 2008, which are filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 11, 2008, which are filed with the SEC. In addition, Peter C. Georgiopoulos, currently the Chairman, President and Chief Executive Officer of the Company, will receive benefits from the Company in connection with the executive transition discussed in the Joint Proxy Statement/Prospectus, and the Company is discussing with Edward Terino, currently the Chief Executive Officer, President, and Chief Financial Officer of Arlington, a consulting arrangement for assistance in the post-closing transition period. Upon the consummation of the Proposed Transaction, Mr. Terino will be entitled to receive a lump sum cash payment of $1,250,000. A more complete description of any such arrangements is available in the Registration Statement and the Joint Proxy Statement/Prospectus.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated October 20, 2008, among General Maritime Corporation (to be renamed General Maritime Subsidiary Corporation), Galileo Holding Corporation (to be renamed General Maritime Corporation), the Lenders party from time to time thereto, Nordea Bank Finland PLC, New York Branch, as Administrative Agent and Collateral Agent, and Nordea Bank Finland PLC, New York Branch, HSH Nordbank AG, and DNB Nor Bank ASA, New York Branch, as Joint Lead Arrangers and Joint Book Runners.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION (Registrant)
	By:	/s/ John C. Georgiopoulos
		Name:	John C. Georgiopoulos
Date: October 23, 2008		Title:	Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated October 20, 2008, among General Maritime Corporation (to be renamed General Maritime Subsidiary Corporation), Galileo Holding Corporation (to be renamed General Maritime Corporation), the Lenders party from time to time thereto, Nordea Bank Finland PLC, New York Branch, as Administrative Agent and Collateral Agent, and Nordea Bank Finland PLC, New York Branch, HSH Nordbank AG, and DNB Nor Bank ASA, New York Branch, as Joint Lead Arrangers and Joint Book Runners.